For Immediate Release

Prologis Reports Third Quarter 2017 Earnings Results

SAN FRANCISCO (October 17, 2017) – Prologis, Inc. (NYSE: PLD), the global leader in logistics real estate, today reported results for the third quarter of 2017.

Net earnings per diluted share was $1.63 compared with $0.52 for the same period in 2016. This year-over-year increase was driven primarily by higher gains on dispositions of real estate, as well as by improved operating conditions.

Core funds from operations* per diluted share was $0.67 compared with $0.73 ($0.59 before promote income) for the same period in 2016. No promote was recognized this quarter. Improved operating conditions primarily drove the $0.08 year-over-year increase on a promote-neutral basis.

“Our third quarter results reflect strong market conditions and our customers’ intensifying need for well-located logistics facilities,” said Hamid R. Moghadam, chairman and CEO, Prologis. “Taken together, the lack of available labor and land scarcity are becoming additional governors on new construction. These favorable conditions have elevated our mark-to-market. Our in-place rents are now below market by 14 percent globally and 18 percent in the U.S., extending our organic growth into the foreseeable future.”

SUPERIOR PORTFOLIO LOCATION DRIVES OUTPERFORMANCE

Owned & Managed	3Q17	3Q16	Notes
Period End Occupancy	96.3%	96.6%	The U.S. increased 40 bps year-over-year
Leases Signed	41MSF	46MSF

Prologis Share	3Q17	3Q16	Notes
Net Effective Rent Change	22.7%	15.0%	Led by the U.S. with record 31.9%
Cash Rent Change	10.6%	5.7%
Net Effective Same Store NOI*	4.1%	5.6%	Driven exclusively by releasing spreads and led by the U.S. at 6.0%
Cash Same Store NOI*	6.1%	6.6%	Led by the U.S. at 8.0%

*This is a non-GAAP financial measure. See the Notes and Definitions in our supplemental information for further explanation and a reconciliation to the most directly comparable GAAP measure.

GLOBAL INVESTMENT STRATEGY PROPELS PROFITABLE DEPLOYMENT

Prologis Share	3Q17
Building Acquisitions	$20M
Weighted avg stabilized cap rate	5.3%
Development Stabilizations	$548M
Estimated weighted avg yield	6.4%
Estimated weighted avg margin	38.8%
Estimated value creation	$212M
Development Starts	$432M
Estimated weighted avg margin	15.1%
Estimated value creation	$65M
% Build-to-suit	57.5%
Dispositions and Contributions	$779M
Weighted avg stabilized cap rate (excluding land and other real estate)	4.8%

COMPLETE SIMPLIFICATION INITIATIVE AND CREATES SECTOR-LEADING FUND IN EUROPE

During the quarter, the company closed on the acquisition of its partner’s interest in its Brazil platform and contributed the former North American Industrial Fund (NAIF) to U.S. Logistics Fund (USLF), generating a one-time gain in earnings of approximately $560 million.

Subsequent to quarter end, the company closed the combination of Prologis Targeted Europe Logistics Fund (PTELF) and Prologis European Properties Fund II (PEPF II) to create Prologis European Logistics Fund (PELF), an €8.2 billion sector-leading open-ended fund. These two highly complementary portfolios span 106 million square feet across 12 countries. In conjunction with its formation, S&P has rated the vehicle’s credit at A-.

“This rating acknowledges the strength of PELF’s balance sheet as well as its high-quality portfolio and management structure,” said Thomas S. Olinger, chief financial officer, Prologis.

Under the terms of the transaction and subsequent to quarter end, assets of PTELF will be contributed to PELF in exchange for units. The exchange will be based on the fair market value of each fund as of September 30, 2017. The transaction was not a liquidity event for Prologis, as it will retain its current ownership and hold 26% of the combined entity.

BALANCE SHEET CONTINUES TO STRENGTHEN

During the third quarter, leverage decreased to 23.9 percent on a market capitalization basis and debt-to-adjusted EBITDA* improved to 4.3x. The company ended the quarter with 92 percent USD net equity exposure and more than $4.0 billion of liquidity.

NARROWS 2017 EARNINGS GUIDANCE RANGES

The guidance range for net earnings per diluted share increased and narrowed to $3.01 to $3.06 and the range for Core FFO* per diluted share narrowed to $2.79 to $2.81.

“To capitalize on the robust demand in our current environment, we are increasing our development starts, as well as dispositions and contributions,” added Olinger. “In addition to $4.0 billion of liquidity, we have $3.4 billion of

*This is a non-GAAP financial measure. See the Notes and Definitions in our supplemental information for further explanation and a reconciliation to the most directly comparable GAAP measure.

embedded sources, providing several years’ capacity to self-fund our growth. At the same time, our credit metrics are the strongest they’ve been in our history.”

2017 GUIDANCE (UPDATES TO PRIOR GUIDANCE ONLY)

Earnings (per diluted share)Previous            Revised

Net Earnings	$2.76 to $2.84	$3.01 to $3.06
Core FFO*	$2.78 to $2.82	$2.79 to $2.81

Other Assumptions (in millions)Previous              Revised

Strategic capital revenue, excl. promote revenue	$225 to $235	$240 to $245
General & administrative expenses	$222 to $228	$230 to $234
Realized development gains	$250 to $300	$300 to $325

Capital Deployment (Prologis Share, in millions)Previous                   Revised

Development stabilizations	$1,600 to $2,000	$1,800 to $2,000
Development starts	$1,800 to $2,100	$2,300 to $2,500
Building acquisitions	$100 to $150	$175 to $250
Building and land dispositions	$1,000 to $1,250	$1,300 to $1,500
Building contributions	$950 to $1,200	$1,200 to $1,400

The earnings guidance described above includes potential future gains (losses) recognized from real estate transactions but excludes any future foreign currency or derivative gains or losses as these items are difficult to predict. In reconciling from net earnings to Core FFO*, Prologis makes certain adjustments, including but not limited to real estate depreciation and amortization expense, gains (losses) recognized from real estate transactions and early extinguishment of debt, impairment charges, deferred taxes and unrealized gains or losses on foreign currency or derivative activity. The difference between the company's Core FFO* and net earnings guidance for 2017 relates predominantly to these items. Please refer to our third quarter Supplemental Information, which is available on our Investor Relations website at www.ir.prologis.com and on the SEC’s website at www.sec.gov for a definition of Core FFO* and other non-GAAP measures used by Prologis, along with reconciliations of these items to the closest GAAP measure for our results and guidance.

WEBCAST & CONFERENCE CALL INFORMATION
Prologis will host a live webcast and conference call to discuss quarterly results, current market conditions and future outlook. Here are the event details:

▪	Tuesday, October 17, 2017, at 12 p.m. U.S. Eastern Time.
▪	Live webcast at http://ir.prologis.com by clicking Investors>Investor Events and Presentations.
▪	Dial in: +1 800-708-4540 or +1 847-619-6397 and enter Passcode 45746935.

A telephonic replay will be available October 17-24 at +1 888-843-7419 (from the United States and Canada) or +1 630-652-3042 (from all other countries) using conference code 45746935. The webcast replay will be posted when available in the Investor Relations “Events & Presentations” section.

*This is a non-GAAP financial measure. See the Notes and Definitions in our supplemental information for further explanation and a reconciliation to the most directly comparable GAAP measure.

ABOUT PROLOGIS
Prologis, Inc. is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. As of September 30, 2017, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 687 million square feet (64 million square meters) in 19 countries. Prologis leases modern distribution facilities to a diverse base of approximately 5,200 customers across two major categories: business-to-business and retail/online fulfillment.

FORWARD-LOOKING STATEMENTS
The statements in this document that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate as well as management’s beliefs and assumptions. Such statements involve uncertainties that could significantly impact our financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature.  All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of properties, disposition activity, general conditions in the geographic areas where we operate, our debt, capital structure and financial position, our ability to form new co-investment ventures and the availability of capital in existing or new co-investment ventures — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, dispositions and development of properties, (v) maintenance of real estate investment trust status, tax structuring and income tax rates (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings, (vii) risks related to our investments in our co-investment ventures, including our ability to establish new co-investment ventures and funds, (viii) risks of doing business internationally, including currency risks, (ix) environmental uncertainties, including risks of natural disasters, and (x) those additional factors discussed in reports filed with the Securities and Exchange Commission by us under the heading “Risk Factors.” We undertake no duty to update any forward-looking statements appearing in this document.

CONTACTS

Investors: Tracy Ward, Tel: +1 415 733 9565, tward@prologis.com, San Francisco

Media: Jason Golz, Tel: +1 415 733 9439, jgolz@prologis.com, San Francisco

*This is a non-GAAP financial measure. See the Notes and Definitions in our supplemental information for further explanation and a reconciliation to the most directly comparable GAAP measure.